UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 10, 2014
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
225 Water Street, Suite 1400, Jacksonville, Florida 32202
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2014, Rayonier Inc. (the “Company”) announced that Mark McHugh will become its Senior Vice President and Chief Financial Officer, effective December 12, 2014.

Mr. McHugh, age 39, was previously Managing Director in the Real Estate Investment Banking group at Raymond James, where he worked since 2008. Prior to joining Raymond James, Mr. McHugh was a Director in the Paper & Forest Products Group at Credit Suisse, where he worked from 2000 to 2008. Mr. McHugh received his B.S.B.A. in Finance, summa cum laude, from the University of Central Florida and his J.D. from Harvard Law School.

As Senior Vice President and Chief Financial Officer, Mr. McHugh will receive an annual base salary of $350,000. Mr. McHugh will be eligible for an incentive target cash bonus equal to 65% of his base salary, subject to the terms and conditions of the Company’s Non-Equity Incentive Plan and the Company’s Annual Corporate Bonus Program. Mr. McHugh will receive a restricted stock award valued at an amount of $350,000 with a grant date as of December 12, 2014 and vesting on the third anniversary of such date subject to continued employment. The Company’s Compensation and Management Development Committee has approved a 2015 equity award to Mr. McHugh under the Company’s Incentive Stock Plan in an amount of $500,000 allocated 100% to performance share awards and having such other terms and grant date as to be determined by the Committee. Mr. McHugh will receive a $75,000 relocation payment plus other standard relocation benefits provided to executives of the Company, and indemnification benefits pursuant to the Company’s standard indemnification agreement for its officers. Mr. McHugh will be eligible to participate as a Tier 1 participant in the Rayonier Executive Severance Pay Plan, which provides for specified severance payments in the event of a change in control, as more fully described therein. In addition, Mr. McHugh will be entitled to receive certain other benefits, including participation in all employee welfare plans, vacation and sick leave.

The Company also announced on December 10, 2014 that H. Edwin Kiker, the Company’s current Senior Vice President and Chief Financial Officer, will assume the position of Chief Accounting Officer effective December 12, 2014.
Mr. Kiker, age 57, has held a series of senior roles with the Company during his twelve-year tenure, including Senior Vice President and Chief Financial Officer, Vice President of Investor Relations, Controller of the Company's Real Estate business and Vice President of Internal Audit. Prior to joining the Company, he held audit positions with Great Lakes Chemical and PricewaterhouseCoopers. Mr. Kiker holds a BBA in accounting from the University of Houston and an MBA from the University of Florida, and is a Certified Public Accountant.
A copy of the press release announcing the appointments of Messrs. McHugh and Kiker is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this Report.

Exhibit No.	Exhibit Description
99.1	Press Release, dated December 10, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ CHRISTOPHER A. VAN TUYL
Christopher A. Van Tuyl
Corporate Secretary
December 10, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press Release, dated December 10, 2014.	Filed herewith.

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